EXHIBIT 10.8

                                 LOAN AGREEMENT

                     ($100,000,000 REVOLVING LOAN FACILITY)

                            DATED AS OF JUNE 4, 1997

                                      AMONG

                          CONSOLIDATED GRAPHICS, INC.,
                                  AS BORROWER,

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            AS AGENT AND AS A LENDER,

                              BANKONE, TEXAS, N.A.,
                          AS CO-AGENT AND AS A LENDER,

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO

                                TABLE OF CONTENTS

                                                                          PAGE

1.    DEFINITIONS............................................................1
      1.1     CERTAIN DEFINED TERMS..........................................1
      1.2     MISCELLANEOUS.................................................18

2.    COMMITMENTS AND LOANS.................................................18
      2.1     LOANS.........................................................18
      2.2     LETTERS OF CREDIT.............................................18
      2.3     TERMINATIONS OR REDUCTIONS OF  COMMITMENTS....................22
      2.4     COMMITMENT FEES...............................................22
      2.5     SEVERAL OBLIGATIONS...........................................22
      2.6     NOTES.........................................................23
      2.7     USE OF PROCEEDS...............................................23

3.    BORROWINGS, PAYMENTS, PREPAYMENTS AND INTEREST OPTIONS................23
      3.1     BORROWINGS....................................................23
      3.2     PREPAYMENTS...................................................24
      3.3     INTEREST OPTIONS..............................................24
      3.4     CAPITAL ADEQUACY..............................................29
      3.5     LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION.29

4.    PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.......................30
      4.1     PAYMENTS......................................................30
      4.2     PRO RATA TREATMENT............................................31
      4.3     CERTAIN ACTIONS, NOTICES, ETC.................................32
      4.4     NON-RECEIPT OF FUNDS BY AGENT.................................32
      4.5     SHARING OF PAYMENTS, ETC......................................33

5.    CONDITIONS PRECEDENT..................................................34
      5.1     INITIAL LOANS AND LETTERS OF CREDIT...........................34
      5.2     ALL LOANS AND LETTERS OF CREDIT...............................35

6.    REPRESENTATIONS AND WARRANTIES........................................36
      6.1     ORGANIZATION..................................................36
      6.2     FINANCIAL STATEMENTS..........................................36
      6.3     ENFORCEABLE OBLIGATIONS; AUTHORIZATION........................36
      6.4     OTHER DEBT....................................................37
      6.5     LITIGATION....................................................37

      6.6     TITLE.........................................................37
      6.7     TAXES.........................................................37
      6.8     REGULATIONS G, U AND X........................................37
      6.9     SUBSIDIARIES..................................................37
      6.10    NO UNTRUE OR MISLEADING STATEMENTS............................37
      6.11    ERISA.........................................................37
      6.12    INVESTMENT COMPANY ACT........................................38
      6.13    PUBLIC UTILITY HOLDING COMPANY ACT............................38
      6.14    SOLVENCY......................................................38
      6.15    FISCAL YEAR...................................................38
      6.16    COMPLIANCE....................................................38
      6.17    ENVIRONMENTAL MATTERS.........................................38

7.    AFFIRMATIVE COVENANTS.................................................38
      7.1     TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC..................39
      7.2     FINANCIAL STATEMENTS AND INFORMATION..........................39
      7.3     FINANCIAL TESTS...............................................40
      7.4     INSPECTION....................................................40
      7.5     FURTHER ASSURANCES............................................40
      7.6     BOOKS AND RECORDS.............................................40
      7.7     INSURANCE.....................................................40
      7.8     NOTICE OF CERTAIN MATTERS.....................................41
      7.9     ERISA INFORMATION AND COMPLIANCE..............................41
      7.10    PRINCIPAL SUBSIDIARIES........................................42
      7.11    LIEN RELEASES.................................................43

8.    NEGATIVE COVENANTS....................................................43
      8.1     BORROWED MONEY INDEBTEDNESS...................................43
      8.2     LIENS.........................................................44
      8.3     CONTINGENT LIABILITIES........................................46
      8.4     MERGERS AND CONSOLIDATIONS....................................46
      8.5     DISPOSITION OF ASSETS.........................................46
      8.6     REDEMPTION, DIVIDENDS AND DISTRIBUTIONS.......................46
      8.7     NATURE OF BUSINESS............................................47
      8.8     TRANSACTIONS WITH RELATED PARTIES.............................47
      8.9     LOANS AND INVESTMENTS.........................................47
      8.10    ORGANIZATIONAL DOCUMENTS......................................48
      8.11    UNFUNDED LIABILITIES..........................................48
      8.12    CAPITAL EXPENDITURES..........................................48
      8.13    ACQUISITIONS..................................................48

9.    DEFAULTS..............................................................48
      9.1     EVENTS OF DEFAULT.............................................48

      9.2     RIGHT OF SETOFF...............................................51
      9.3     COLLATERAL ACCOUNT............................................52
      9.4     PRESERVATION OF SECURITY FOR UNMATURED REIMBURSEMENT
              OBLIGATIONS...................................................52
      9.5     REMEDIES CUMULATIVE...........................................52

10.   AGENT.................................................................52
      10.1    APPOINTMENT, POWERS AND IMMUNITIES............................52
      10.2    RELIANCE......................................................54
      10.3    DEFAULTS......................................................54
      10.4    MATERIAL WRITTEN NOTICES......................................54
      10.5    RIGHTS AS A LENDER............................................54
      10.6    INDEMNIFICATION...............................................55
      10.7    NON-RELIANCE ON AGENT AND OTHER LENDERS.......................55
      10.8    FAILURE TO ACT................................................55
      10.9    RESIGNATION OR REMOVAL OF AGENT...............................56
      10.10   NO PARTNERSHIP................................................56

11.   MISCELLANEOUS.........................................................57
      11.1    WAIVER........................................................57
      11.2    NOTICES.......................................................57
      11.3    EXPENSES, ETC.................................................57
      11.4    INDEMNIFICATION...............................................58
      11.5    AMENDMENTS, ETC...............................................58
      11.6    SUCCESSORS AND ASSIGNS........................................59
      11.7    LIMITATION OF INTEREST........................................61
      11.8    SURVIVAL......................................................62
      11.9    CAPTIONS......................................................63
      11.10   COUNTERPARTS..................................................63
      11.11   GOVERNING LAW.................................................63
      11.12   SEVERABILITY..................................................63
      11.13   TAX FORMS.....................................................63
      11.14   CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.63

EXHIBITS
      A - Request for Extension of Credit
      B - Rate Designation Notice
      C - Note
      D - Assignment and Acceptance
      E - Compliance Certificate
      F - Subsidiaries as of the Effective Date (Showing Principal Subsidiaries)

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT is made and entered into as of June 4, 1997 (the "EFFECTIVE DATE"), by and among CONSOLIDATED GRAPHICS, INC., a Texas corporation (together with its permitted successors, herein called the "BORROWER"); each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT"), and BANKONE, TEXAS, N.A., a national banking association, as co-agent for the Lenders.

      The parties hereto agree as follows:

1.    DEFINITIONS.

      1.1   CERTAIN DEFINED TERMS.

      Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular have the same meanings when used in the plural and VICE VERSA):

      ACCOUNTS, GENERAL INTANGIBLES and INVENTORY shall have the respective meanings assigned to them in the Uniform Commercial Code enacted in the State of Texas in force on the Effective Date.

      ADDITIONAL INTEREST means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes.

      ADJUSTED LIBOR means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b)
1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

      AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

      AGREEMENT means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

      ANNUAL FINANCIAL STATEMENTS means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such annual financial statements of Borrower shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default relating to the financial tests set forth in
SECTION 7.3 hereof that had not been waived by Lenders or, if in the opinion of such accountants any such Default exists, a description of the nature and status thereof.

      APPLICATIONS means all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person. To the extent that any Application contains provisions granting liens or security interests not granted in the Loan Agreement or contains events of default waivers, and cure periods (or fails to provide cure periods as provided in the Loan Agreement) which are more restrictive than those contained in the Loan Agreement, the provisions of the Loan Agreement shall control.

      ASSIGNMENT AND ACCEPTANCE shall have the meaning ascribed to such term in
SECTION 11.6 hereof.

      BANKRUPTCY CODE means the United States Bankruptcy Code, as amended, and any successor statute.

      BASE RATE means for any day a rate per annum equal to the lesser of (a) the greater of (1) the Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall create a rebuttable presumption as to the accuracy thereof) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof (and in such event, Agent shall furnish written evidence to Borrower showing how Agent made such determination), the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate or (b) the Ceiling Rate.

      BASE RATE BORROWING means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

      BORROWED MONEY INDEBTEDNESS means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all capital lease obligations of such Person, (vi) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) Interest Rate Risk Indebtedness of such Person (to the extent treated as Indebtedness under GAAP), (viii) all obligations of such Person in respect of outstanding letters of credit issued for the account of such Person and (ix) all guarantees of such Person of any of the foregoing.

      BUSINESS DAY means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

      CAPITAL EXPENDITURES means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations incurred during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but EXCLUDING expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Capital Expenditures shall not include Permitted Investments or the assets owned by any Person acquired by way of a Permitted Investment or assets comprising substantially all of an entire business which is acquired by the applicable Person.

      CEILING RATE means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. Agent may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to Borrower, if and to the extent permitted by Chapter One. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

      CHANGE OF CONTROL means a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Borrower or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Borrower such that such nominees, when added to any existing directors remaining on the Board of Directors of Borrower after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of Borrower. As used herein (a) "BENEFICIALLY OWN" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; PROVIDED, HOWEVER, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "GROUP" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "UNRELATED PERSON" means at any time any Person other than Borrower or any Subsidiary of Borrower and other than any trust for any employee benefit plan of Borrower or any Subsidiary of Borrower; (d) "RELATED PERSON" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      CHAPTER ONE means Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

      CODE means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

      COMMITMENT FEE PERCENTAGE means (i) on any day prior to August 1, 1997, 0.20% and (ii) on and after August 1, 1997, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Pro Forma Consolidated EBITDA Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate), to be effective as of the first day of the month following the date that such financial reports are required to be delivered hereunder:

           DEBT TO PRO FORMA               COMMITMENT
      CONSOLIDATED EBITDA RATIO           FEE PERCENTAGE

      Greater than 2.75                      0.35

      Greater than 2.50 but
      less than or equal to 2.75             0.30

      Greater than 2.25 but
      less than or equal to 2.50             0.25

      Greater than 1.50 but
      less than or equal to 2.25             0.20

      Greater than 1.00 but
      less than or equal to 1.50             0.15

      Less than or equal to 1.00             0.10

      COMPLIANCE CERTIFICATE shall have the meaning given to it in SECTION 7.2 hereof.

      CONSOLIDATED EBITDA means, without duplication, for any period the Consolidated Net Income of Borrower PLUS, to the extent deducted in calculating Consolidated Net Income, depreciation, amortization, other non-cash items, Interest Expense, and provisions for income taxes.

      CONSOLIDATED NET INCOME means for any period for which the amount thereof is to be determined the net income (or net losses) of Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a Subsidiary) in which Borrower or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by Borrower or such Subsidiary in the form of cash dividends or similar cash distribution, (ii) any income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of Borrower or merges into or consolidates with Borrower or a Subsidiary of Borrower, (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets (other than sales in the ordinary course of business), (iv) any gains or losses or other income which is non-recurring or extraordinary, (v) income resulting from the write-up of any assets, and (vi) any portion of the net income of any Subsidiaries of Borrower which is not available for distribution.

      CONTROLLED GROUP means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

      CORPORATION means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

      COVER for Letter of Credit Liabilities shall be effected by paying to Agent immediately available funds, to be held by Agent in a collateral account maintained by Agent at its Principal Office and collaterally assigned as security for the financial accommodations extended pursuant to this Agreement using documentation reasonably satisfactory to Agent, in the amount required by any applicable provision hereof. Such amount shall be retained by Agent in such collateral account until such time as in the case of the Cover being provided pursuant to SECTIONS 2.2(A) or 9.3 hereof, the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied; PROVIDED, HOWEVER, that at such time if a Default or Event of Default has occurred and is continuing, Agent shall not be required to release such amount in such collateral account until such Default or Event of Default shall have been cured or waived.

      DEBT TO CAPITALIZATION RATIO means, as of the end of any fiscal quarter, the ratio of (a) Indebtedness as of such date to (b) Total Capitalization as of such date.

      DEBT TO PRO FORMA CONSOLIDATED EBITDA RATIO means, as of the end of any fiscal quarter, the ratio of (a) Indebtedness as of such date to (b) Pro Forma Consolidated EBITDA for the 12 months ending on such date.

      DEFAULT means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      DOLLARS and $ means lawful money of the United States of America.

      EARNINGS AVAILABLE FOR FIXED CHARGES means, for any period for which the amount thereof is to be determined, Consolidated Net Income of the applicable Person for such period, plus, to the extent deducted in the determination of Consolidated Net Income and without duplication with items included in the adjustments to GAAP net income in the determination of Consolidated Net Income,
(i) provisions for income taxes, (ii) Interest Expense, plus (iii) lease expense.

      ENVIRONMENTAL CLAIM means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination;
(iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

      ENVIRONMENTAL LIABILITIES includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

      ENVIRONMENTAL PERMIT means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

      EURODOLLAR RATE means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the applicable Margin Percentage in effect on the first day of such Interest Period or (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in SECTION 3.3 hereof.

      EURODOLLAR RESERVE REQUIREMENT means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall create a rebuttable presumption as to the accuracy thereof, and may be computed using any reasonable averaging and attribution method.

      EVENT OF DEFAULT shall have the meaning assigned to it in SECTION 9 hereof.

      FEDERAL FUNDS RATE means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by

Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

      FIXED CHARGE COVERAGE RATIO means, as of the end of any fiscal quarter, the ratio of (a) Earnings Available for Fixed Charges for the 12 months ending on such day to (b) Fixed Charges for such 12-month period.

      FIXED CHARGES means, for any period for which the amount thereof is to be determined, the sum of Interest Expenses, lease expense, and Permitted Dividends by Borrower.

      FUNDING LOSS means, with respect to (a) Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a LIBOR Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to SECTION 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan), but excluding loss of margin or profit for the period after such payment or failure to borrow or prepay and excluding losses resulting from the gross negligence or willful misconduct of the applicable Lender.

      GAAP means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Effective Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as Borrower provides to Agent such disclosures of the impact of such change as Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrower, Agent and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

      GOVERNMENTAL AUTHORITY means any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Agent, any Lender, any Obligor or their respective Property.

      GUARANTIES means, collectively, (i) the Guaranties dated concurrently herewith executed by each of the current Principal Subsidiaries of Borrower in favor of Agent, for the benefit of Lenders, and (ii) any and all other guaranties hereafter executed in favor of Agent, for the benefit of Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

      HAZARDOUS SUBSTANCE means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

      INDEBTEDNESS means, for any Person, (i) all obligations of such Person for Borrowed Money Indebtedness or which has been incurred in connection with the acquisition of property and (ii) preferred stock having a mandatory redemption prior to the maturity of the Obligations. Earnouts shall not be treated as Indebtedness except to the extent required under GAAP.

      INTEREST EXPENSE means, for any Person, the sum of (i) all interest on Indebtedness paid or payable (including the portion of rents payable under capital leases allocable to interest) plus (ii) all debt discount and expense amortized or required to be amortized during such period.

      INTEREST OPTIONS means the Base Rate and each Eurodollar Rate, and "INTEREST OPTION" means any of them.

      INTEREST PAYMENT DATES means (a) FOR BASE RATE BORROWINGS, July 1, 1997 and the first Business Day following each March 31, June 30, September 30 and December 31 thereafter prior to the Revolving Loan Maturity Date and the Revolving Loan Maturity Date; and (b) FOR LIBOR BORROWINGS, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Revolving Loan Maturity Date.

      INTEREST PERIOD means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in SECTION 3.3(C)(III), 1, 2, 3 or 6 months thereafter, as Borrower shall elect in accordance herewith; PROVIDED, (1) unless Agent shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than one (1) Business Day after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (4) no Interest Period for a Loan shall ever extend beyond the Revolving Loan Maturity Date, and (5) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

      INTEREST RATE RISK AGREEMENT means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by Borrower for the purpose of reducing Borrower's exposure to interest rate fluctuations and not for speculative purposes, as it may from time to time be amended, modified, restated or supplemented.

      INTEREST RATE RISK INDEBTEDNESS means all obligations and Indebtedness of Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

      INVESTMENT means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the Indebtedness of, any Person; PROVIDED, HOWEVER, that the purchase by Borrower or any of its Subsidiaries of any Indebtedness of Borrower or any of its Subsidiaries for the purpose of retiring such Indebtedness shall not be deemed to be an Investment.

      ISSUER means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

      LEGAL REQUIREMENT means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

      LETTER OF CREDIT shall have the meaning assigned to such term in SECTION
2.2 hereof.

      LETTER OF CREDIT LIABILITIES means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit PLUS (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall be converted by Agent to Dollars by any reasonable method, and such converted amount shall be conclusive and binding, absent manifest error.

      LIBOR means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agent and Borrower as the London interbank rate for deposits in United States dollars) as of 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in United States dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/100th of 1%, quoted by Agent at or before 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall create a rebuttable presumption as to the accuracy thereof, and may be computed using any reasonable averaging and attribution method.

      LIBOR BORROWING means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

      LIBOR BUSINESS DAY means a Business Day on which transactions in United States dollar deposits between lenders may be carried on in the London interbank market.

      LIEN means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

      LOANS means the loans provided for by SECTION 2.1 hereof.

      LOAN DOCUMENTS means, collectively, this Agreement, the Notes, the Guaranties, all Applications, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

      MAJORITY LENDERS means Lenders having greater than 66-2/3% of the Revolving Loan Commitments or, if the Revolving Loan Commitments are terminated, Lenders having greater than 66-2/3% of the outstanding Loans.

      MARGIN PERCENTAGE means, on any day prior to August 1, 1997, 0.75% and on and after August 1, 1997, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Pro Forma Consolidated EBITDA Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate), to be effective as of the first day of the month following the date that such financial reports are required to be delivered hereunder:

      DEBT TO PRO FORMA                   LIBOR BORROWINGS
      CONSOLIDATED EBITDA RATIO           MARGIN PERCENTAGE

      Greater than 2.75                      1.50

      Greater than 2.50 but
      less than or equal to 2.75             1.25

      Greater than 2.25 but
      less than or equal to 2.50             1.125

      Greater than 2.00 but
      less than or equal to 2.25             1.00

      Greater than 1.75 but
      less than or equal to 2.00             0.875

      Greater than 1.50 but
      less than or equal to 1.75             0.75

      Greater than 1.00 but
      less than or equal to 1.50             0.625

      Less than or equal to 1.00             0.50

      MATERIAL ADVERSE EFFECT means relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), resulting in (i) a material adverse effect on the financial condition, business, operations, or assets of Borrower and its Subsidiaries, on a consolidated basis, from those reflected in the financial statements furnished to Agent referred to in SECTION 6.2 hereof or from the facts represented or warranted in this Agreement or any other Loan Document, (ii) a material impairment of the ability of Borrower and its Subsidiaries, on a consolidated basis, to perform their obligations under the Loan Documents or (iii) a material impairment of the validity or enforceability of the Loan Documents the result of which is a material adverse effect on the ability of Lenders to collect the Obligations when due.

      NOTES shall have the meaning assigned to such term in SECTION 2.6 hereof.

      NOTICE OF ENTIRE AGREEMENT means a notice of entire agreement, in Proper Form, executed by Borrower, each other Obligor and Agent, as the same may from time to time be amended, modified, supplemented or restated.

      OBLIGATIONS means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, PLUS (ii) the aggregate amount of the outstanding Letter of Credit Liabilities hereunder on such date, PLUS (iii) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

      OBLIGORS means Borrower, each Person (other than Agent or a Lender) now or hereafter executing a Guaranty and each Principal Subsidiary of Borrower.

      ORGANIZATIONAL DOCUMENTS means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

      PAST DUE RATE means, on any day, a rate per annum equal to the lesser of
(i) the Ceiling Rate for that day or (ii) the Base Rate plus two percent (2%).

      PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      PERMITTED DIVIDENDS means dividends permitted under the terms of SECTION
8.6 hereof.

      PERMITTED INVESTMENT means Investments permitted under the terms of
SECTION 8.9 hereof.

      PERMITTED LIENS means Liens permitted under the provisions of SECTION 8.2 hereof.

      PERSON means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

      PLAN means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      PRIME RATE means, on any day, the prime rate for that day as determined from time to time by TCB. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and TCB, Agent and each Lender disclaims any statement, representation or warranty to the contrary. TCB, Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      PRINCIPAL OFFICE means the principal office of Agent, presently located at 712 Main Street, Houston, Harris County, Texas 77002.

      PRINCIPAL SUBSIDIARIES means (i) the Subsidiaries listed on EXHIBIT F hereto under the heading "Principal Subsidiaries", (ii) any newly acquired or created Subsidiary if (1) the assets of such Subsidiary exceed 5% of Borrower's consolidated assets (in each case, as of the end of the fiscal quarter during which the applicable Subsidiary is acquired) or (2) such Subsidiary's allocable share of Consolidated EBITDA exceeds 5% of Consolidated EBITDA (in each case, for the four quarters ending on the last day of the fiscal quarter during which the applicable Subsidiary is acquired and the applicable Subsidiary's allocable share calculated as if it had been a Subsidiary for all of such period) and
(iii) any other Subsidiary which has been designated by Borrower as being a Principal Subsidiary in accordance with SECTION 7.10 hereof and which has executed and delivered a Guaranty.

      PRO FORMA CONSOLIDATED EBITDA means, for any period for which the amount thereof is to be determined, Consolidated EBITDA of Borrower plus (or minus), without duplication, the allocable share of Consolidated EBITDA, including such adjustments necessary to present on a pro forma basis, for such period of any Person acquired during such period (calculated as if such Person had been a Subsidiary for all of such period). Borrower shall furnish to Agent supporting calculations for Pro Forma Consolidated EBITDA and such other information as Agent may reasonably request to determine the accuracy of such calculation.

      PROPER FORM means in form reasonably satisfactory to Agent.

      PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      QUALIFIED SUBSIDIARY means any Subsidiary in which Borrower owns, directly or indirectly, not less than 80% of the equity interests of such Subsidiary.

      QUARTERLY DATES means the last day of each March, June, September and December, PROVIDED that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

      QUARTERLY FINANCIAL STATEMENTS means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of such fiscal quarter, an income statement for the period ended on such fiscal quarter and for the fiscal year to date and a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial position of such person as of such date.

      RATE DESIGNATION DATE means that Business Day which is (a) in the case of Base Rate Borrowings, 11:00 a.m., Houston, Texas time, on the date of such borrowing and (b) in the case of LIBOR Borrowings, 11:00 a.m., Houston, Texas time, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

      RATE DESIGNATION NOTICE means a written notice substantially in the form of EXHIBIT B.

      REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

      REGULATORY CHANGE means with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

      REIMBURSEMENT OBLIGATIONS means, as at any date, the obligations of Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

      REQUEST FOR EXTENSION OF CREDIT means a request for extension of credit duly executed by the chief executive officer, chief financial officer, any vice president or treasurer of Borrower or any other officer of Borrower duly authorized in writing by Borrower, appropriately completed and substantially in the form of EXHIBIT A attached hereto.

      REQUIREMENTS OF ENVIRONMENTAL LAW means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

      REVOLVING LOAN AVAILABILITY PERIOD means, for each Revolving Loan Lender, the period from and including the Effective Date to (but not including) the Revolving Loan Termination Date.

      REVOLVING LOAN LENDER means each Lender with (i) prior to the Revolving Loan Termination Date, a Revolving Loan Commitment and (ii) on and after the Revolving Loan Termination Date, any outstanding Revolving Loan Obligations.

      REVOLVING LOAN COMMITMENT means, as to any Lender, the obligation, if any, of such Lender to make Loans and incur or participate in Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Loan Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to SECTION 2.3 hereof).

      REVOLVING LOAN COMMITMENT PERCENTAGE means, as to any Revolving Loan Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Revolving Loan Commitment and the denominator of which is the aggregate amount of the Revolving Loan Commitments of all Lenders.

      REVOLVING LOAN MATURITY DATE means the maturity of the Notes, May 31, 2000. Upon written request from Borrower at any time after November 30, 1999 but prior to February 28, 2000 (and thereafter annually within the same three month period), Agent shall make request on the Lenders for approval to a one (1) year extension of the Revolving Loan Maturity Date; PROVIDED, HOWEVER, that no such extension shall be effective without the unanimous written consent of the Lenders, which may be given or denied in their sole discretion, with or without cause.

      REVOLVING LOAN OBLIGATIONS means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Loans outstanding hereunder PLUS (ii) the aggregate amount of the Letter of Credit Liabilities hereunder.

      REVOLVING LOAN TERMINATION DATE means the earlier of (a) the Revolving Loan Maturity Date or (b) the date specified by Agent in accordance with SECTION
9.1 hereof.

      SECRETARY'S CERTIFICATE means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to (a) the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation;
(b) the incumbency and signature of the officer of such corporation such executing documents on behalf of such corporation, and (c) the Organizational Documents of such corporation.

      STATED RATE means the effective weighted per annum rate of interest applicable to the Loans; PROVIDED, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, Borrower promises to pay on demand to the order of the holder of each Note interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on such Note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on such Note to such maturity (or prepayment) date. Without notice to Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

      STOCKHOLDERS' EQUITY means the consolidated stockholders' equity of Borrower and its Subsidiaries determined in accordance with GAAP.

      SUBSIDIARY means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

      TAXES shall have the meaning ascribed to it in SECTION 4.1(D).

      TEXAS CREDIT CODE means Title 79, Texas Revised Civil Statutes, 1925, as amended.

      TOTAL CAPITALIZATION means the sum of, without duplication, the Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, preferred stock and the consolidated stockholders' equity (including paid-in capital and retained earnings) of Borrower and its Subsidiaries, determined in accordance with GAAP.

      UNFUNDED LIABILITIES means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include asserted withdrawal liability under Section 4201 of ERISA to all multi-employer Plans to which Borrower or any member of a Controlled Group for employees of Borrower contributes in the event of complete withdrawal from such plans.

      1.2 MISCELLANEOUS. The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "ANNUALIZED" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed in such period.

2.    COMMITMENTS AND LOANS.

      2.1 LOANS. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, SECTIONS 5.1 AND
5.2 hereof), to make Loans to Borrower, from time to time on or after the Effective Date and during the Revolving Loan Availability Period, in an aggregate principal amount at any one time outstanding (including its Revolving Loan Commitment Percentage of all Letter of Credit Liabilities at such time) up to but not exceeding such Lender's Revolving Loan Commitment Percentage of the aggregate of the Revolving Loan Commitments. Subject to the conditions in this Agreement, any such Loan repaid prior to the Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Loans shall be due and payable in full at the end of the Revolving Loan Availability Period. Borrower, Agent and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Revolving Notes or any Revolving Loan Obligation. The aggregate of all Loans to be made by the Lenders in connection with a particular borrowing shall be equal to an integral multiple of $100,000.

      2.2   LETTERS OF CREDIT.

      (a) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $10,000,000, (i) Borrower shall have the right to, in addition to Loans provided for in SECTION 2.1 hereof, utilize the Revolving Loan Commitments from time to time during the Revolving Loan Availability Period by obtaining the issuance of standby letters of credit for the account of Borrower if Borrower shall so request in the notice referred to in SECTION 2.2(B)(I) hereof (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "LETTERS OF CREDIT)" and (ii) TCB agrees to issue such Letters of Credit. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Loan Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Revolving Loan Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Revolving Loan Termination Date. No Letter of Credit shall have an expiration date later than one year from date of issuance. Any Letter of Credit that shall have an expiration date after the end of the Revolving Loan Availability Period shall be subject to Cover or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to Agent in its sole discretion. TCB or, with the prior approval of Borrower and Agent, another Lender shall be the Issuer of each Letter of Credit.

      (b) ADDITIONAL PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

            (i) Borrower shall give Agent notice requesting each issuance of a Letter of Credit hereunder as provided in SECTION 4.3 hereof and shall furnish such additional information regarding such transaction as Agent may reasonably request. Upon receipt of such notice, Agent shall promptly notify each Revolving Loan Lender of the contents thereof and of such Lender's Revolving Loan Commitment Percentage of the amount of such proposed Letter of Credit.

            (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the aggregate of the Revolving Loan Commitments. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Revolving Loan Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Loan Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

            (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify Borrower and each Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the earlier of the expiration date of a Letter of Credit or the Revolving Loan Termination Date any Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Revolving Loan Lender will pay to Agent immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by Borrower, an amount equal to such Lender's Revolving Loan Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston time on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. To the extent that it is ultimately determined that the Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence or willful misconduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit.

            (iv) Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse Agent, on the date on which the Agent notifies Borrower of the date and amount of any payment by the Issuer of any drawing under a Letter of Credit, for the amount paid by any Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in SECTIONS 5.1 and 5.2 hereof and to the aggregate of the Revolving Loan Commitments (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans. Agent will pay to each Revolving Loan Lender such Lender's Revolving Loan Commitment Percentage of all amounts received from Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to CLAUSE (III) above.

            (v) Borrower will pay to Agent at the Principal Office for the account of each Revolving Loan Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) the then current Margin Percentage for LIBOR Borrowings multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly in arrears. Agent will pay to each Revolving Loan Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this CLAUSE (V), an amount equal to the product of such Lender's Revolving Loan Commitment Percentage TIMES the amount of such fees.

            (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in SECTION 5 hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to Agent, and (B) that Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

            (vii) Issuer will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit issued by Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

      (c) INDEMNIFICATION; RELEASE. Borrower hereby indemnifies and holds harmless Agent, each Revolving Loan Lender and each Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which Agent, such Lender or such Issuer may incur (or which may be claimed against Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Borrower hereby releases, waives and discharges Agent, each Revolving Loan Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any other Revolving Loan Lender to fulfill or comply with its obligations to Agent, such Lender or such Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights Borrower may have against such defaulting Lender); PROVIDED that Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or
(ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Nothing in this SECTION 2.2(C) is intended to limit the obligations of Borrower under any other provision of this Agreement.

      (d) ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than any tax based on or measured by net income), reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Revolving Loan Lender of issuing or maintaining any Letter of Credit or any participation therein, or materially reduce any amount receivable by any Revolving Loan Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify Borrower through Agent (which notice shall be accompanied by a statement setting forth in reasonable detail the basis for the determination of the amount due), and within 15 Business Days after demand therefor by such Lender through Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Such statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such

Lender to Borrower, shall create a rebuttable presumption as to the accuracy thereof, and may be computed using any reasonable averaging and attribution method. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after any executive officer of such Lender obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (PROVIDED that such Lender shall have no obligation so to designate a different lending office which is not located in the United States of America).

      2.3   TERMINATIONS OR REDUCTIONS OF  COMMITMENTS.

      (a) MANDATORY. On the Revolving Loan Termination Date, all Revolving Loan Commitments shall be terminated in their entirety.

      (b) OPTIONAL. Borrower shall have the right to terminate or reduce the unused portion of the Revolving Loan Commitments at any time or from time to time, PROVIDED that (i) Borrower shall give notice of each such termination or reduction to Agent as provided in SECTION 4.3 hereof and (ii) each such partial reduction shall be in an integral multiple of $5,000,000.

      (c) NO REINSTATEMENT. No termination or reduction of the Revolving Loan Commitments may be reinstated without the written approval of Agent and the Lenders.

      2.4   COMMITMENT FEES.

      (a) Borrower shall pay to Agent for the account of each Revolving Loan Lender revolving loan commitment fees for the period from the Effective Date to and including the Revolving Loan Termination Date at a rate per annum equal to the Commitment Fee Percentage. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Revolving Loan Lender's Revolving Loan Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance of such Lender's Revolving Note on such day PLUS (ii) the aggregate Letter of Credit Liabilities as to such Lender for such day. Accrued revolving loan commitment fees shall be payable in arrears on the Quarterly Dates prior to the Revolving Loan Termination Date and on the Revolving Loan Termination Date.

      (b) All past due fees payable under this Section shall bear interest at the Past Due Rate.

      2.5 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or coissue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (a) no Lender shall be required to make or maintain Loans at any time outstanding if as a result the total Revolving Loan Obligations held by such Lender shall exceed the lesser of (1) such Lender's Revolving Loan Commitment Percentage of all Revolving Loan Obligations and (2) such Lender's Revolving Loan Commitment Percentage of the aggregate of the Revolving Loan Commitments and (b) if a Revolving Loan Lender fails to make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Revolving Loan Commitment Percentages until the Revolving Loan Obligations of each Revolving Loan Lender (including the defaulting Lender) are equal to such Lender's Revolving Loan Commitment Percentage of the total Revolving Loan Obligations.

      2.6 NOTES. The Loans made by each Lender shall be evidenced by a single promissory note of Borrower in substantially the form of EXHIBIT C hereto payable to the order of such Lender in a principal amount equal to the Revolving Loan Commitment of such Lender, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications, amendments, increases and/or and replacements thereof and substitutions therefor, called a "NOTE" and collectively called the "NOTES". Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, PROVIDED, that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

      2.7 USE OF PROCEEDS. The proceeds of the Loans shall be used to refinance existing Borrowed Money Indebtedness of Borrower, to finance acquisitions and for other working capital and general corporate purposes. Neither Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

3.    BORROWINGS, PAYMENTS, PREPAYMENTS AND INTEREST OPTIONS.

      3.1 BORROWINGS. Borrower shall give Agent notice of each borrowing to be made hereunder as provided in SECTION 4.3 hereof and Agent shall promptly notify each Lender of such request. Not later than 2:00 p.m. Houston time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Agent at its Principal Office, in immediately available funds, for the account of Borrower. Such amounts received by Agent will be held in an account maintained by Borrower with Agent. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by Borrower.

      3.2   PREPAYMENTS.

      (a) OPTIONAL PREPAYMENTS. Except as provided in SECTION 3.3 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any Loans at any time or from time to time, PROVIDED that Borrower shall give Agent notice of each such prepayment as provided in SECTION 4.3 hereof. Each optional prepayment on a Loan shall be in an amount equal to an integral multiple of $100,000.

      (b) INTEREST PAYMENTS. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates.

      (c) PAYMENTS AND INTEREST ON REIMBURSEMENT OBLIGATIONS. Borrower will pay to Agent for the account of each Lender the amount of each Reimbursement Obligation on the date on which the Agent notifies Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in SECTIONS 5.1 and 5.2 hereof have been satisfied, be paid with the proceeds of Loans. Subject to SECTION 11.7 hereof, Borrower will pay to Agent for the account of each Lender interest at the applicable Past Due Rate on any Reimbursement Obligation and on any other amount payable by Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which has not been paid in full within five (5) days after the date due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the expiration of such five (5) day period until the same is paid in full.

      3.3   INTEREST OPTIONS

      (a) OPTIONS AVAILABLE. The outstanding principal balance of the Notes shall bear interest at the Base Rate; PROVIDED, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall create a rebuttable presumption as to the accuracy thereof, and Agent and Lenders agree to furnish written evidence to Borrower upon request of Borrower with respect to such matters. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

      (b) DESIGNATION AND CONVERSION. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. PROVIDED no Event of Default has occurred and is continuing and subject to the last sentence of SECTION 3.3(A) and the provisions of SECTION 3.3(C), Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the Notes. The Interest Options shall be designated or converted in the manner provided below:

      (i) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and Agent shall promptly inform each Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date.

      (ii) No more than fifteen (15) LIBOR Borrowings shall be in effect with respect to the Loans at any time.

      (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

      (iv) Each request for a LIBOR Borrowing shall be in the amount equal to an integral multiple of $100,000.

      (v) Each designation of an Interest Option with respect to the Revolving Notes shall apply to all of the Revolving Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

      (c)   SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS.

      (i) OPTIONS UNLAWFUL. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing shall forthwith be canceled and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

      (ii) INCREASED COST OF BORROWINGS. If the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

            (1) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

            (2) change the basis of taxation of payments due from Borrower to any Lender under any LIBOR Borrowing (other than by a change in the rate of taxation of the overall net income of such Lender); or

            (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar
                  Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

            (4) impose on any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by the applicable Lender (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), Borrower shall pay to Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall create a rebuttable presumption as to the accuracy thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; PROVIDED, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as Borrower may reasonable request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (PROVIDED that such Lender shall have no obligation so to designate a different lending office which is located in the United States of America).

      (iii) INADEQUACY OF PRICING AND RATE DETERMINATION. If, for any reason with respect to any Interest Period, Agent (or, in the case of CLAUSE 3 below, the applicable Lender) shall have determined (which determination shall create a rebuttable presumption as to the accuracy thereof) that:

            (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

            (2) by reason of circumstances affecting the applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by Borrower, or

            (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period,

then Agent shall give Borrower written notice thereof (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor) and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

      (iv) FUNDING LOSSES. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. This indemnity shall survive the payment of the Notes. A certificate of such Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to Borrower shall create a rebuttable presumption as to the accuracy thereof.

      (d) FUNDING OFFICES; ADJUSTMENTS AUTOMATIC; CALCULATION YEAR. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; PROVIDED, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

      (e) FUNDING SOURCES. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

      3.4 CAPITAL ADEQUACY. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to Agent) as provided below, Borrower shall pay (subject to SECTION
11.7 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to Borrower and shall create a rebuttable presumption as to the accuracy thereof. Borrower shall pay the amount shown as due on any such certificate within five (5) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

      3.5 LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION. Anything in SECTIONS 3.3(C) or 3.4 notwithstanding:

            (1) Borrower shall not be required to pay to any Lender reimbursement with regard to any costs or expenses described in such Sections, unless such Lender notifies Borrower of such costs or expenses within 90 days after the date paid or incurred;

            (2) none of the Lenders shall be permitted to pass through to Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

            (3) if any Lender elects to pass through to Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in SECTION 11.6; PROVIDED FURTHER that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Revolving Loan Commitments in order to replace the affected Lender in lieu of such substitution.

4.    PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

      4.1   PAYMENTS.

      (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. Houston time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

      (b) Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to Agent the Loans or other amounts payable by Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by Agent if such payment is received prior to 11:00 a.m. Houston time (or on the next succeeding Business Day with respect to payments which are received after 11:00 a.m. Houston time), Agent shall pay to the applicable Lender interest on such amount from such date at the Federal Funds Rate. Borrower, the Lenders and Agent acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of SECTION 4.2(D) regarding PRO RATA application of amounts after an Event of Default shall have occurred and be continuing.

      (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in SECTION 3.3 hereof) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

      (d) All payments by the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "TAXES"). If as a result of any change in law (or the interpretation thereof) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by the Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and (iii) pay to the Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall create a rebuttable presumption as to the accuracy thereof), and in such event, Agent shall furnish written evidence to Borrower showing how Agent made such determination. If a Lender becomes aware that any such withholding or deduction from any payment to be made by the Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the Agent and Borrower such forms as it may be required to execute and deliver pursuant to SECTION 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by SECTION 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), the Borrower shall have no obligation to pay the additional amount required by CLAUSE (III) above. Anything in this Section notwithstanding, if any Lender elects to require payment by the Borrower of any material amount under this Section, the Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination the Borrower shall (i) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or
(ii) have arranged for another financial institution approved by the Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in SECTION 11.6; PROVIDED FURTHER that, prior to substitution for any Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

      4.2 PRO RATA TREATMENT. Except to the extent otherwise provided herein:
(a) each borrowing from the Lenders under SECTION 2.1 hereof shall be made ratably from the Revolving Loan Lenders in accordance with their respective Revolving Loan Commitments; (b) each payment of revolving loan commitment fees shall be made for the account of the Revolving Loan Lenders, and each termination or reduction of the Revolving Loan Commitments of the Revolving Loan Lenders under SECTION 2.3 hereof shall be applied, PRO RATA, according to the Revolving Loan Lenders' respective Revolving Loan Commitments; (c) each payment by Borrower of principal of or interest on the Loans shall be made to Agent for the account of the Lenders PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by the Lenders, and (d) the Revolving Loan Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective Revolving Loan Commitment Percentages.

      4.3 CERTAIN ACTIONS, NOTICES, ETC. Notices to Agent of any termination or reduction of Revolving Loan Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by Agent not later than 11:00 a.m. Houston time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                NUMBER OF BUSINESS DAYS
                                                      PRIOR NOTICE

            Borrowing at the Base Rate                same day

            Repayment of Base Rate Borrowing          same day

            Borrowing at Eurodollar Rate              3 LIBOR Business Days

            Repayment of LIBOR Borrowing
            prior to last day of the applicable       1 LIBOR Business day
            Interest Period

            Letter of Credit issuance                 2

            Termination or Reduction of
            Revolving Loan Commitments                3

Each such notice of termination or reduction shall specify the amount of the applicable Revolving Loan Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). Agent shall promptly notify the affected Lenders of the contents of each such notice. Any selection of a Eurodollar Rate with respect to a Loan shall be subject to the advance notice requirements set forth in SECTION 3.3 hereof.

      4.4 NON-RECEIPT OF FUNDS BY AGENT. Unless Agent shall have been notified by a Lender or Borrower (the "PAYOR") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit) to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, Borrower and, if Borrower fails to pay the amount thereof to Agent forthwith upon demand, the Lenders ratably in proportion to their respective Revolving Loan Commitment Percentages) shall, on demand, pay to Agent the amount made available by Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

      4.5 SHARING OF PAYMENTS, ETC. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under SECTION 9.2 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO RATA in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, or Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

5.    CONDITIONS PRECEDENT.

      5.1 INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender or each Issuer to make its initial Loans or issue or participate in a Letter of Credit (if such Letter of Credit is issued prior to the funding of the initial Loans) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of Agent:

      (a) AUTHORIZATION AND STATUS. Agent shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than by-laws) of each Obligor, and evidence satisfactory to Agent of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify would have a Material Adverse Effect.

      (b) INCUMBENCY. Each Obligor shall have delivered to Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan or the issuance of any Letter of Credit and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

      (c) NOTES. Agent shall have received the appropriate Notes of Borrower for each Lender, duly completed and executed.

      (d) LOAN DOCUMENTS. Each Obligor shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Agent shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Agent may approve.

      (e) FEES AND EXPENSES. Borrower shall have paid to Agent all unpaid fees in the amounts previously agreed upon in writing among Borrower and Agent; and shall have in addition paid to Agent all amounts payable under SECTION 11.3 hereof, on or before the date of this Agreement, except for amounts which Agent, in its sole discretion, agrees may be paid at a later date.

      (f) OPINIONS OF COUNSEL. Agent shall have received such opinions of counsel to Obligors as Agent shall reasonably request with respect to Obligors and the Loan Documents.

      (g) CONSENTS. Agent shall have received evidence satisfactory to Agent that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

      (h) PAYMENT OF CERTAIN OUTSTANDING INDEBTEDNESS. Agent shall have received evidence satisfactory to Agent that all existing Indebtedness owing under the credit facility provided to Borrower by NationsBank-Texas, N.A. shall have been paid in full (or will be paid in full out of the initial advance hereunder) and that all rights to further advances under such facility shall have been terminated.

      (i) OTHER DOCUMENTS. Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request.

      5.2 ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents; (b) Agent shall have received the following, all of which shall be duly executed and in Proper Form:
(1) a Request for Extension of Credit as to the Loan or the Letter of Credit, as the case may be, no later than 11:00 a.m. Houston time on the Business Day on which such Request for Extension of Credit must be given under SECTION 4.3 hereof, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as Agent may reasonably require; (c) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no event having a Material Adverse Effect; (d) no Default or Event of Default shall have occurred and be continuing; (e) the making of such Loan or the issuance of such Letter of Credit shall not be illegal or prohibited by any Legal Requirement, and (f) Borrower shall have paid all fees and expenses of the type described in SECTION 11.3 hereof and all other fees owed to Agent or any Lender under the Loan Documents which are due and payable, in each case, prior to or on the date of such Loan or such issuance (except for amounts which Agent or the applicable Lender, as the case may be, in their sole discretion, agree may be paid at a later date). The submission by the Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit have been satisfied. Selection of a new interest rate at the expiration of an Interest Period shall not constitute a new Loan hereunder.

6.    REPRESENTATIONS AND WARRANTIES.

      To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit) to the Lenders and Agent as follows:

      6.1 ORGANIZATION. Each Obligor (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      6.2 FINANCIAL STATEMENTS. Borrower has furnished to Agent (i) audited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower as at the end of Borrower's fiscal year ending March 31, 1996 and (ii) unaudited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial position and the results of operations of Borrower for the nine months ended December 31, 1996. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Agent through the Effective Date which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should, in accordance with GAAP, be reflected in such financial statements provided to Agent which are not so reflected.

      6.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents (a) have all been duly authorized by all necessary action; (b) are within the power and authority of each applicable Obligor; (c) to the best of Borrower's knowledge, do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which would reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor. All necessary permits, registrations and consents for such making and performance have been obtained, except where the failure to obtain the same would not have a Material Adverse Effect.

      6.4 OTHER DEBT. No Obligor is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which would constitute an Event of Default under SECTION 9.1(B).

      6.5 LITIGATION. There is no litigation or administrative proceeding, to the knowledge of any executive officer of Borrower, pending or threatened against, nor any outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority which does or would reasonably be expected to have a Material Adverse Effect. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a Material Adverse Effect.

      6.6 TITLE. Each Obligor has good and marketable title to its material Property, free and clear of all Liens except Permitted Liens.

      6.7 TAXES. Each Obligor has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith.

      6.8 REGULATIONS G, U AND X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

      6.9 SUBSIDIARIES. As of the Effective Date, Borrower has no Subsidiaries other than those set forth on EXHIBIT F hereto.

      6.10 NO UNTRUE OR MISLEADING STATEMENTS. No representation or warranty made by Borrower in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document contains any untrue material statement of fact or omits to state any such fact (of which any executive officer of Borrower has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect on the date when made or deemed made.

      6.11 ERISA. With respect to each Plan, Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) that would reasonably be expected to have a Material Adverse Effect. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any Property of Borrower or any member of the Controlled Group. Unfunded Liabilities as of the date hereof do not exceed $500,000. No "prohibited transaction" (for which there is not an exemption) has occurred with respect to any Plan.

      6.12 INVESTMENT COMPANY ACT. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

      6.13 PUBLIC UTILITY HOLDING COMPANY ACT. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      6.14 SOLVENCY. None of Borrower, any Obligor, or Borrower and its Subsidiaries, on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the fraudulent conveyance statutes of the State of Texas or of any other applicable jurisdiction.

      6.15  FISCAL YEAR.  The fiscal year of each Obligor ends on March 31.

      6.16 COMPLIANCE. To the best knowledge of any executive officer of Borrower, each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.17 ENVIRONMENTAL MATTERS. Each Obligor has, to the best knowledge of Borrower's executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which would reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations have been and are, to the best knowledge of Borrower's executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits, the failure to comply with which would reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations are not, to the best knowledge of Borrower's executive officers (after making reasonable inquiry of the personnel and records of their respective Corporations), subject to any (a) Environmental Claims or (b) Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which would reasonably be expected to have a Material Adverse Effect. None of the officers of Borrower have received nor is aware of any Obligor receiving any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any

Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which would reasonably be expected to have a Material Adverse Effect. Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which would reasonably be expected to have a Material Adverse Effect, for which the applicable Obligor has not made good faith provisions in its business plan and projections of financial performance.

7.    AFFIRMATIVE COVENANTS.

      Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each other Obligor (unless limited by the language of the applicable provision to less than all of the Obligors) to do or cause to be done, each and all of the following:

      7.1 TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where such failure to qualify would reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which would reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair (ordinary wear and tear excepted) and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      7.2 FINANCIAL STATEMENTS AND INFORMATION. Furnish to Agent and each Lender each of the following: (a) as soon as available and in any event within 120 days after the end of each applicable fiscal year, beginning with the fiscal year ending on March 31, 1997, Annual Financial Statements of Borrower; (b) as soon as available and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter) of each applicable fiscal year, Quarterly Financial Statements of Borrower; (c) concurrently with the financial statements provided for in SUBSECTIONS 7.2(A) and (B) hereof, such schedules, computations and other information, in reasonable detail, as may be required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, chief financial officer or treasurer of Borrower (or other authorized officer approved by Agent) as true and correct in all material respects to the best knowledge of such officer and, commencing with the quarterly financial statement prepared as of June 30, 1997, a compliance certificate ("COMPLIANCE CERTIFICATE") in the form of EXHIBIT E hereto, duly executed by such authorized officer; (d) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by any Obligor to shareholders generally and each regular or periodic report and each registration statement or prospectus filed by any Obligor with any securities exchange or the Securities and Exchange Commission or any successor agency, and (e) such other information relating to the condition (financial or otherwise), operations or business of any Obligor as from time to time may be reasonably requested by Agent. Each delivery of a financial statement pursuant to this SECTION 7.2 shall constitute a restatement of the representations contained in the last two sentences of SECTION 6.2 with respect to the period of time from the date of such most recently delivered financial statements.

      7.3   FINANCIAL TESTS.  Borrower will have and maintain:

            (a) MINIMUM NET WORTH - Stockholders' Equity at all times of not less than $50,000,000 PLUS 50% of the Consolidated Net Income (if positive) for the period from and after January 1, 1997 through the date of such calculation PLUS 75% of the net proceeds (whether cash or non-cash) realized from the issuance of any equity securities by Borrower or its Subsidiaries (or other capital contributions made to Borrower) during that period.

            (b) DEBT TO CAPITALIZATION RATIO - a Debt to Capitalization Ratio at the end of each fiscal quarter of not greater than 0.60.

            (c) DEBT TO PRO FORMA CONSOLIDATED EBITDA RATIO - a Debt to Pro Forma Consolidated EBITDA Ratio at the end of each fiscal quarter of not greater than 3.00.

            (d) FIXED CHARGE COVERAGE RATIO - a Fixed Charge Coverage Ratio at the end of each fiscal quarter of not less than 1.25.

      7.4 INSPECTION. Permit Agent and each Lender upon 3 days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records, except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Agent may reasonably desire. Unless an Event of Default has occurred which is continuing, Agent or the applicable Lender, as the case may be, shall pay its own costs and expenses relating to the exercise of the rights under this Section.

      7.5 FURTHER ASSURANCES. Promptly execute and deliver, at Borrower's expense, any and all other and further instruments which may be reasonably requested by Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents.

      7.6 BOOKS AND RECORDS. Maintain accounting records which permit financial statements to be prepared in accordance with GAAP.

      7.7 INSURANCE. Borrower will (and will cause each of its Subsidiaries to) maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the applicable Person operates.

      7.8 NOTICE OF CERTAIN MATTERS. Give Agent written notice of the following promptly (and in any event within five Business Days) after any executive officer of Borrower shall become aware of the same:

      (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

      (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $1,000,000 (exclusive of claims covered by insurance) or which may reasonably be expected to result in a Default hereunder;

      (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto;

      (d) the incurrence of material burdensome restrictions under contracts or applicable law which could reasonably be expected to have a Material Adverse Effect and any other event (including strikes, labor disputes or loss of use of material patents or trademarks) which could reasonably be expected to have a Material Adverse Effect; and

      (e) if Borrower creates, incurs, suffers or permits any Indebtedness after the Effective Date in accordance with SECTION 8.1(V) hereof or Indebtedness secured by Liens permitted under SECTION 8.2(XI) hereof, and such Indebtedness contains terms and conditions which are more restrictive upon Borrower than the terms and conditions provided herein (other than terms and conditions that relate to Liens permitted under SECTION 8.2(XI)), Borrower shall promptly provide a copy of the more restrictive terms and conditions to Agent and Lenders along with such other information as Agent may reasonably request in order to understand such restrictive terms and conditions.

Borrower will also notify Agent in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

      7.9 ERISA INFORMATION AND COMPLIANCE. Promptly furnish to Agent (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan which could reasonably be expected to have a Material Adverse Effect, (ii) if requested by Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA which could reasonably be expected to have a Material Adverse Effect, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder which could reasonably be expected to have a Material Adverse Effect, a written notice signed by the President or the principal financial officer of Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan which could reasonably be expected to have a Material Adverse Effect, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect. Except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect, Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in accordance with the time limits imposed by ERISA and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in accordance with the time limits imposed by ERISA all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in accordance with the time limits imposed by ERISA all required PBGC premiums.

      7.10 PRINCIPAL SUBSIDIARIES. Concurrently with the financial statements provided for in SUBSECTIONS 7.2(A) and (B) hereof, furnish to Agent and each Lender a list of all Subsidiaries of Borrower of the end of the most recent fiscal quarter and specifically indicating each Subsidiary which became a Subsidiary of Borrower during the most recent fiscal quarter and whether such

Subsidiary constitutes a "Principal Subsidiary." Along with such list of Subsidiaries of Borrower, Borrower shall show the portion of Borrower's consolidated assets and Consolidated EBITDA which was provided by Borrower and its Principal Subsidiaries (including any newly designated Principal Subsidiaries) and, if Borrower and its Principal Subsidiaries provided less than 80% of Borrower's consolidated assets or Consolidated EBITDA, Borrower shall designate additional Subsidiaries as being Principal Subsidiaries such that the Borrower and its Principal Subsidiaries (including all newly Designated Principal Subsidiaries) shall provide at least 80% of Borrower's consolidated assets and Consolidated EBITDA. Within thirty (30) days after delivering such list of Subsidiaries, Borrower shall cause each newly designated Principal Subsidiary to execute and deliver to Agent a Guaranty, together with such resolutions, certificates and opinions regarding the authorization and binding effect of such Guaranty as Agent may reasonably require.

      7.11 LIEN RELEASES. Within sixty (60) days from the Effective Date, Borrower will obtain, file or record and deliver to Agent duly executed releases of liens for those Liens described on SCHEDULE 8.2 and identified with a footnote number 1. Notwithstanding the foregoing, in the event that Borrower is unable to obtain such releases within said sixty (60) day period, such failure shall not constitute a Default or Event of Default under the Loan Agreement so long as the aggregate amount of Indebtedness secured thereby does not exceed $500,000.

8.    NEGATIVE COVENANTS.

      Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any other Obligor or any Subsidiary of Borrower to, do any of the following without the prior written consent of the Majority Lenders:

      8.1 BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:

      (i) Indebtedness under this Agreement and the other Loan Documents and Indebtedness secured by Liens permitted by SECTION 8.2 hereof;

      (ii) the liabilities existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to the Effective Date pursuant to SECTION 6.2 hereof and set forth on SCHEDULE 8.1, and all renewals, extensions and replacements (but not increases other than increases of the Indebtedness permitted under SECTION 8.2(IX) hereof, which shall be subject to the maximum permitted outstanding amounts set forth in SECTION 8.2(IX)) of any of the foregoing;

      (iii) the Interest Rate Risk Indebtedness;

      (iv)  current liabilities incurred in the ordinary course of business;

      (v) so long as no Event of Default has occurred which is continuing (or would result as a result of the applicable additional Indebtedness), other unsecured Indebtedness of Borrower;

PROVIDED, HOWEVER, that the Indebtedness permitted under SECTION 8.1(V) hereof or Indebtedness secured by Liens permitted under SECTION 8.2(XI) hereof shall be on terms and conditions no more restrictive upon Borrower than the terms and conditions provided for herein (other than terms and conditions that relate to Liens permitted under SECTION 8.2(XI)) unless Borrower has provided prompt notice thereof in accordance with SECTION 7.8(E), and (A) such more restrictive terms and conditions have been incorporated into this Agreement by amendment, or
(B) the Borrower shall have delivered and shall continue to deliver to the Agent and the Lenders a Compliance Certificate modified to incorporate such more restrictive covenants.

      8.2 LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles; PROVIDED, HOWEVER, that any Obligor may create or suffer to exist the following:

      (i) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

      (ii) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a Material Adverse Effect;

      (iii) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at the time the Interest Rate Risk Indebtedness is incurred, a Lender);

      (iv)  Liens incurred or deposits made in the ordinary course of business
            (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

      (v) attachments, judgments and other similar Liens arising in connection with court proceedings, PROVIDED that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP;

      (vi) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

      (vii) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of any Obligor or any Subsidiary of Borrower to the extent that it would cause a Material Adverse Effect;

      (viii)capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement;

      (ix) Liens upon (a) Property owned by Borrower or its Subsidiaries as of December 31, 1996 and disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date and set forth on SCHEDULE 8.2 or (b) Property owned by Borrower or its Subsidiaries as of December 31, 1996 but not then subject to a Lien; PROVIDED, HOWEVER, that the aggregate book value of the Property subject to the Liens permitted under this CLAUSE (IX) shall not exceed 200% of the aggregate amount of the Borrowed Money Indebtedness permitted to be secured by such Liens and PROVIDED FURTHER, HOWEVER, that the aggregate Borrowed Money Indebtedness secured by the Liens permitted under this CLAUSE (IX) shall not exceed (1) $12,000,000 at any time from the Effective Date through March 31, 1998, (2) $10,000,000 at any time from April 1, 1998 through March 31, 1999, (3) $8,000,000 at any time from April 1, 1999 through March 31, 2000 and (4) $7,000,000 at any time thereafter;

      (x) pre-existing Liens securing pre-existing Borrowed Money Indebtedness covering tangible Property (other than Inventory) of Subsidiaries acquired after December 31, 1996 (provided, however, that no such Liens were created and no such Borrowed Money Indebtedness was incurred at the instigation of Borrower in contemplation of the acquisition of such Subsidiary);

      (xi) Liens upon Property owned by Subsidiaries acquired after December 31, 1996 and created after or in contemplation of such acquisition securing Borrowed

            Money Indebtedness incurred by such Subsidiaries after or in contemplation of such acquisition (provided, however, that the aggregate Borrowed Money Indebtedness secured by Liens permitted under this CLAUSE (XI) shall not exceed $10,000,000), and

      (xii) extensions, renewals and replacements of Liens referred to in CLAUSES (I) through (XI) above; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

      8.3 CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person (other than Subsidiaries) except for
(a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agent in the financial statements delivered on or prior to the Effective Date pursuant to SECTION 6.2 hereof (but not increases of such obligations after the Effective Date), (c) those liabilities permitted under SECTION 8.1 hereof, and (d) earnouts incurred in connection with acquisitions.

      8.4 MERGERS AND CONSOLIDATIONS. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation unless and so long as (i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default and (iii) an Obligor is the surviving Person or the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party.

      8.5 DISPOSITION OF ASSETS. Sell, convey or lease all or any part of its assets, except for (x) sales of Inventory in the ordinary course of business,
(y) sales of other Property in the ordinary course of business and (z) sales of any other Property so long as that portion of the net proceeds realized from such sales in any fiscal year in excess of the greater of (1) $5,000,000 or (2) ten percent (10%) of the tangible assets of Borrower and its Subsidiaries as of the beginning of such year are, within one (1) year, either reinvested in assets that may be productively used in the business of the Borrower or the applicable Subsidiary of Borrower or used to repay Indebtedness of Borrower which has not been subordinated to the Obligations; PROVIDED, that for purposes of this Agreement, no sale/leaseback transaction will be deemed to be in the ordinary course of business.

      8.6 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest in Borrower or (b) make any distributions of any Property or cash to the owner of any of the equity interests in any Obligor other than the following:

      (i) dividends or distributions by a Subsidiary of Borrower to Borrower and

      (ii) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), dividends by Borrower so long as the aggregate dividends paid by Borrower from January 1, 1997 through the date of the applicable dividend (and after giving effect to the applicable dividend and any Investments made by Borrower or any of its Subsidiaries concurrently) do not exceed an amount equal to (x) $5,000,000 PLUS one-third of Consolidated Net Income for such period MINUS (y) aggregate Investments (exclusive of Investments permitted in CLAUSES (I) through (VI) of SECTION 8.9) made by Borrower and its Subsidiaries during such period.

      8.7 NATURE OF BUSINESS. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

      8.8 TRANSACTIONS WITH RELATED PARTIES. Enter into any material transaction or agreement (but excluding transactions between Subsidiaries of Borrower or between Borrower and any of its Subsidiaries, other than transfers by Borrower of equity interests in its Subsidiaries, so long as such transactions do not have a Material Adverse Effect, determined on a consolidated basis as set forth in the definition of "Material Adverse Effect" in SECTION 1.1 hereof but without taking into account Subsidiaries of Borrower which are not Principal Subsidiaries) with any officer, director or holder of any equity interest in any Obligor (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources (to the best knowledge of the executive officers of Borrower).

      8.9 LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except (a) normal and reasonable advances in the ordinary course of business to officers and employees and (b) the following:

      (i) obligations, with a maturity of less than two years, with the full faith and credit of the United States of America;

      (ii) direct obligations of any state of the United States, or municipality therein, rated in one of the two top classifications by Standard and Poor's Ratings Services or Moody's Investors Services, Inc. and maturing within two years;

      (iii) certificates of deposit or banker's acceptances, maturing within two years, issued by US commercial banks having capital, surplus and undivided profits aggregating not less than $100 million and whose unsecured long-term debt is rated in one of the two classifications by Standard and Poor's Ratings Services or Moody's Investors Services, Inc.;

      (iv) commercial paper of any U.S. corporation with a maturity of less than 270 days and which is rated in one of the two top classifications by Standard and Poor's Ratings Services or Moody's Investors Services, Inc.;

      (v) Investments by Borrower or any of its Subsidiaries in and to Borrower or any Qualified Subsidiary of Borrower, including Investments in a corporation which after giving effect thereto will become a Qualified Subsidiary;

      (vi) existing Investments as of Effective Date as set forth on SCHEDULE 8.9, and

      (vii) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), other Investments by Borrower or any of its Subsidiaries so long as the aggregate Investments (exclusive of Investments permitted in CLAUSES (I) through (VI) of this Section) made by Borrower and its Subsidiaries from January 1, 1997 through the date of the applicable Investment (and after giving effect to the applicable Investments and any dividends paid by Borrower concurrently) do not exceed an amount equal to (x) $5,000,000 PLUS one-third of Consolidated Net Income for such period MINUS (y) aggregate dividends paid by Borrower during such period.

      8.10 ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement any of its Organizational Documents if such action would reasonably be expected to have a Material Adverse Effect, unless such action shall be consented to in writing by Agent.

      8.11 UNFUNDED LIABILITIES. Incur any Unfunded Liabilities after the Effective Date or allow any Unfunded Liabilities in excess of $500,000, in the aggregate, to arise or exist.

      8.12 CAPITAL EXPENDITURES. Permit Capital Expenditures of Borrower and its Subsidiaries to exceed, in the aggregate for any period of 12 months, 300% of aggregate depreciation taken by Borrower and its Subsidiaries during such period.

      8.13 ACQUISITIONS. Acquire any real Property or any material personal Property after the Effective Date with respect to which the aggregate consideration for a single transaction in the form of cash and assumed Indebtedness would exceed the greater of (i) $15,000,000 or (ii) 20% of the Stockholders' Equity.

9.    DEFAULTS.

      9.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur, then Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to Borrower or any other Person, declare the Revolving Loan Commitments terminated (whereupon the Revolving Loan Commitments shall be terminated) and/or accelerate the Revolving Loan Termination Date to a date as early as the date of termination of the Revolving Loan Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; PROVIDED that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in CLAUSE (F), (G) or (H) of this SECTION 9.1, the Revolving Loan Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, and (4) exercise any or all other rights and remedies available to Agent or any of the Lenders under the Loan Documents, at law or in equity:

            (a) PAYMENTS - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) any Obligor fails to make any payment or required prepayment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and such failure to pay continues unremedied for a period of five Business Days; or

            (b) OTHER OBLIGATIONS - any Obligor shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $5,000,000 (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness having an outstanding principal amount of at least $5,000,000 (other than the Loans and Reimbursement Obligations) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

            (c) REPRESENTATIONS AND WARRANTIES - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

            (d) AFFIRMATIVE COVENANTS - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in SECTIONS 7.3 or 7.8(C) hereof (ii) default is made in the due observance or performance of any of the other covenants and agreements contained in SECTION 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier; or

            (e) NEGATIVE COVENANTS - default is made in the due observance or performance by Borrower of any of the other covenants or agreements contained in SECTION 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

            (f) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS - a receiver, conservator, liquidator or trustee of any Obligor or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or any Obligor is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against any Obligor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

            (g) VOLUNTARY PETITIONS OR CONSENTS - any Obligor commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

            (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS OR ADMISSIONS OF INSOLVENCY
      - any Obligor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of such Obligor or of all or any substantial part of its Property; or

            (i) UNDISCHARGED JUDGMENTS - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $5,000,000 in excess of amounts covered by insurance) is rendered by any court or other governmental body against any Obligor and such Obligor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof; or

            (j) CONCEALMENT - any Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

            (k) CHANGE OF CONTROL - there should occur any Change of Control; or

            (l) CERTAIN COVENANTS CONTAINED IN OTHER INDEBTEDNESS - default is made in the due observance or performance by Borrower of any covenant, term or condition contained in any agreement for Indebtedness for which notice is required to be given pursuant to SECTION 7.8(E) hereof and such default continues beyond any applicable period of grace contained in the agreement for such Indebtedness (once notice of more restrictive terms and conditions has been given, this CLAUSE (L) shall continue to apply with respect to such terms and conditions notwithstanding any subsequent relaxation or waiver of such terms and conditions under the documents evidencing such Indebtedness).

      9.2 RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, each Lender (with the approval of the Majority Lenders) is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to Borrower pro rata in accordance with their Revolving Loan Commitments. Each Lender agrees to promptly notify Borrower and Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agent or the Lenders may have. This Section is subject to the terms and provisions of SECTIONS 4.5 and 11.7 hereof.

      9.3 COLLATERAL ACCOUNT. Borrower hereby agrees, in addition to the provisions of SECTION 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by Agent or the Majority Lenders (through Agent), pay to Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of Borrower, which funds shall be held by Agent as Cover.

      9.4 PRESERVATION OF SECURITY FOR UNMATURED REIMBURSEMENT OBLIGATIONS. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to Agent or any Lender under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes, any Letters of Credit shall remain outstanding and undrawn upon, Agent shall be entitled to hold (and Borrower and each other Obligor hereby grants and conveys to Agent a security interest in and to) all cash or other Property ("PROCEEDS OF REMEDIES") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit. Such Proceeds of Remedies shall be held for the ratable benefit of the Lenders. The rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement. Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Lender's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. Nothing in this Section shall cause or permit an increase in the maximum amount of the Revolving Loan Obligations permitted to be outstanding from time to time under this Agreement.

      9.5 REMEDIES CUMULATIVE. No remedy, right or power conferred upon Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

10.   AGENT.

      10.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder, under the Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any

Loan Documents executed in favor of Agent shall be held by Agent for the ratable benefit of the Lenders. Agent ("Agent" as used in this SECTION 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender;
(b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall not be bound by or obliged to recognize any agreement among or between Borrower and any Lender to which Agent is not a party, regardless of whether Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall not be responsible for the acts or edicts of any Governmental Authority. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that Agent shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

      10.2 RELIANCE. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for Borrower), independent accountants and other experts selected by Agent. Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of Agent under this Agreement or any other Loan Document, then and in any of such events Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

      10.3 DEFAULTS. Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "NOTICE OF DEFAULT." In the event that Agent receives such a Notice of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to SECTION
10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, PROVIDED that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

      10.4 MATERIAL WRITTEN NOTICES. In the event that Agent receives any written notice of a material nature from the Borrower or any Obligor under the Loan Documents, Agent shall promptly inform each of the Lenders thereof.

      10.5 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitments and the Loans made and Letter of Credit Liabilities, TCB in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and Agent may accept fees and other consideration from Borrower (in addition to the fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      10.6 INDEMNIFICATION. The Lenders agree to indemnify Agent (to the extent not reimbursed under SECTION 2.2(C), SECTION 11.3 or SECTION 11.4 hereof, but without limiting the obligations of Borrower under said SECTIONS 2.2(C), 11.3 and 11.4), ratably in accordance with the Lenders' respective Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under SECTIONS 2.2(C), 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this SECTION 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

      10.7 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to Borrower and each other Obligor that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, under the Letters of Credit or the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of Agent.

      10.8 FAILURE TO ACT. Except for action expressly required of Agent hereunder, under the Letters of Credit or under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      10.9 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders; PROVIDED, that Agent shall continue as Agent until such time as any successor shall have accepted appointment as Agent hereunder. Upon any such resignation or removal, (i) the Majority Lenders without the consent of Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrower its Principal Office referred to in
SECTION 3.1 and SECTION 4 hereof. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      10.10 NO PARTNERSHIP. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and Agent. The relationship between the Lenders, on the one hand, and Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as trustee or other fiduciary for any Lender or to impose on Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

11.   MISCELLANEOUS.

      11.1 WAIVER. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

      11.2 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to Borrower, to Agent, (ii) as to Agent, to Borrower and to each Lender, and (iii) as to any Lender, to Borrower and Agent. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by telex or telecopier or delivered to the telegraph or cable office, (ii) personally delivered (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (iv) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

      11.3 EXPENSES, ETC. Whether or not any Loan is ever made or any Letter of Credit ever issued, Borrower shall pay or reimburse within 10 days after written demand (a) Agent for paying the reasonable fees and expenses of legal counsel to Agent in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) Agent for any lien search fees; (c) Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the marketing, printing, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any document referred to herein and (f) following the occurrence and during the continuation of an Event of Default, any Lender or Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to protect collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agent under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in ss. 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to ss. 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount until the date of reimbursement to such Lender or Agent.

      11.4 INDEMNIFICATION. Borrower shall indemnify each of Agent, the Lenders, and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding, or (v) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties, if any; PROVIDED, HOWEVER, that Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any and all of Agent, Lenders and Issuers. Nothing in this Section is intended to limit the obligations of Borrower under any other provision of this Agreement. Agent and each Lender, respectively, shall indemnify Borrower and hold Borrower harmless from and against the gross negligence or willful misconduct of Agent or such Lender, as the case may be.

      11.5 AMENDMENTS, ETC. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against Borrower unless the same shall be agreed or consented to in writing by Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Revolving Loan Commitment of any of the Lenders (or reinstate any termination or reduction of the Revolving Loan Commitments) or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder; (c) postpone or extend the Revolving Loan Maturity Date, the Revolving Loan Termination Date, the Revolving Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in SECTION 9.1(A) hereof; (d) change the percentage of any of the Revolving Loan Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement (including, without linitation, the definition of "Majority Lenders"); (e) change any provision contained in SECTIONS 2.2(C), 3.4, 7.10, 11.3 OR 11.4 hereof or this SECTION 11.5; (f) release any Person from liability under a Guaranty, or (g) modify the provisions of SECTIONS 4.1(B) or 4.2 hereof regarding PRO RATA application of amounts after an Event of Default shall have occurred and be continuing. Notwithstanding anything in this SECTION 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to SECTION 10 without the consent of Agent to the extent it affects Agent, as Agent.

      11.6  SUCCESSORS AND ASSIGNS.

      (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written con sent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, Revolving Loan Commitments or interests in Letters of Credit, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; PROVIDED, HOWEVER, the PRO RATA treatment of payments, as described in SECTION
4.2 hereof, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders and (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans.

      (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) the aggregate amount of the Revolving Loan Commitments of the assigning Lender subject to each such assignment shall in no event be less than $5,000,000; (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower must each give its prior written consent, which consents shall not be unreasonably withheld, and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance an Assignment and Acceptance in the form of EXHIBIT D hereto (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrower will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

      (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

      (d) The entries in the records of Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall create a rebuttable presumption as to the accuracy thereof and Borrower, Agent and the Lenders may treat each Person the name of which is recorded in the books and records of Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

      (e) Upon Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and
(iii) give prompt notice thereof to Borrower. Within ten (10) Business Days after receipt of notice, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the Revolving Loan Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Revolving Loan Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Loan Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to Borrower (with copies, certified by Borrower as true, correct and complete, to be retained by Agent).

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

      11.7 LIMITATION OF INTEREST. Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas).

Accordingly, the provisions of this SECTION 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, SECTION 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this SECTION 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited PRO TANTO against the then-outstanding principal balance of Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

      11.8 SURVIVAL. The obligations of Borrower under SECTIONS 2.2(C), 2.2(D), 3.4, 11.3 AND 11.4 hereof and all other obligations of Borrower in any other Loan Document (to the extent stated therein), the obligations of each Issuer under the last sentence of SECTION 2.2(B)(III) and the obligations of the Lenders under SECTION 10.5 and 11.7 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the Revolving Loan Commitments and the Letters of Credit.

      11.9 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

      11.11 GOVERNING LAW. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

      11.12 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

      11.13 TAX FORMS. Each Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by Borrower or Agent, provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender, Borrower and Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless Borrower and Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate.

      11.14 CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    CONSOLIDATED GRAPHICS, INC,
                                    a Texas corporation


                                    By: G. CHRISTOPHER COLVILLE
                                    Name: G. Christopher Colville
                                    Title:VP and CFO

                                    Address for Notices:

                                    2210 West Dallas Street
                                    Houston, Texas 77019
                                    Attention: Mr. Ronald E. Hale, Jr.,
                                          Vice President and Treasurer
                                    Telecopy No.: (713) 525-4350

                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as Agent and as a Lender


                                    By: JAN DANVERS
                                    Name:Jan Danvers
                                    Title: Senior Vice President

                                    Address for Notices:

Revolving Loan Commitment:          712 Main Street
                                    Houston, Texas 77002
$20,000,000                         Attention:  Manager,  Diversified Corporate
                                                Group
                                    Telecopy No.: (713) 216-7500

                                    BANKONE, TEXAS, N.A.,
                                    as Co-Agent and as a Lender


                                    By: SIGNATURE ILLEGIBLE
                                    Name:
                                    Title:

                                    Address for Notices:

Revolving Loan Commitment:          910 Travis Street, 7th Floor
                                    Houston, Texas 77002
$20,000,000                         Attention: Mr. John Elam
                                    Telecopy No.: (713) 751-6199

                                    COMERICA BANK, TEXAS


                                    By: WALTER F. RODEE, III
                                    Name:Walter F. Rodee, III
                                    Title: Vice President

                                    Address for Notices:

Revolving Loan Commitment:          One Shell Plaza
                                    910 Louisiana, Suite 410
                                    Houston, Texas 77002
$20,000,000                         Attention: Mr. Fred Rodee
                                    Telecopy No.: (713) 722-6550

                                    Thanksgiving Tower
                                    1601 Elm Street 4th Floor
                                    Dallas, Texas 775201
                                    Attention: Mr. Gary W. Orr
                                    Telecopy No.: (214) 979-8310

                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA

                                    By: JANE W. WORKMAN
                                    Name: Jane W. Workman
                                    Title: Senior Vice President

                                    Address for Notices:

Revolving Loan Commitment:          One First Union Center
                                    301 South College Street
                                    Charlotte, Northe Carolina 28202
$20,000,000                         Attention: Mr. Todd Rogers
                                    Telecopy No.: (704) 374-2802

                                    CIBC, INC.


                                    By: ELIZABETH O. FISCHER
                                    Name: Elizabeth O. Fischer
                                    Title: Authorized Signatory

                                    Address for Notices:

Revolving Loan Commitment:          425 Lexington Avenue
                                    New York, New York 10017
$10,000,000                         Attention:Elizabeth Fischer
                                    Telecopy No.: (212) 856-3991

                                    BANK OF TOKYO-MITSUBISHI, LTD.


                                    By: JOHN W. MCGHEE
                                    Name: John W. McGhee
                                    Title: Vice President and Manager

                                    Address for Notices:

Revolving Loan Commitment:          1100 Louisiana, Suite 2800
                                    Houston, Texas 77002
$10,000,000                         Attention: Mr. Mike Innes
                                    Telecopy No.: (713) 658-0116

                         [LETTERHEAD OF THE BORROWER]


                        REQUEST FOR EXTENSION OF CREDIT


                           ________________, 199____


Texas Commerce Bank National
  Association, as Agent
712 Main Street
Houston, Texas  77002
Attention:  Manager, Diversified Corporate Group


Gentlemen:

      The undersigned hereby certifies that he is the _________________________________ of CONSOLIDATED GRAPHICS, INC., a Texas
corporation (the "COMPANY"), and that as such he is authorized to execute this Request for Extension of Credit (the "REQUEST") on behalf of the Company pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of June ____, 1997, by and among the Company, Texas Commerce Bank National Association, as Agent, BankOne Texas, N.A., as Co-Agent, and the Lenders therein named. The (check one) [ ] Loan [ ] Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made on __________________, which is a Business Day. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

      (a)   As of the date hereof:

            (1)   The aggregate outstanding amount of Revolving
                  Loan Obligations is:                            $__________

            (2)   The Letter of Credit Liabilities as of the date
                  hereof, before giving effect to the Letter
                  of Credit, if any, requested hereby,
                  is:                                             $__________


                                   EXHIBIT A
                               to Loan Agreement

            (3)   The aggregate unused Revolving Loan Commitments
                  of all Lenders [$100,000,000 MINUS the amount in
                  (a)(1) above], if positive, is:                 $__________

      (b) If and only if the aggregate unused Revolving Loan Commitments of all Lenders is positive, the Company hereby requests under this Request a Loan or Letter of Credit (as indicated above) in the amount of $____________ (which is no more than the aggregate unused Revolving Loan Commitments of all Lenders).

      (c) If a Letter of Credit is requested hereby, it should be issued for the benefit of ___________________________________ and should have an expiration date of ____________________ (which date is no later than one year from the proposed date of issuance) and any special language to be incorporated into such Letter of Credit is attached hereto. The sum of the face amount of the requested Letter of Credit PLUS the Letter of Credit Liabilities as the date hereof as specified in item 2 above does not exceed $10,000,000.

      (d) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

      (e) No change in the assets, liabilities, financial condition, business or affairs of the Company or any of the other Obligors has occurred which results in a Material Adverse Effect.

      (f)   No Default or Event of Default has occurred and is continuing.

      Thank you for your attention to this matter.



                                    Very truly yours,



                                    [SIGNATURE OF AUTHORIZED OFFICER]


                                   EXHIBIT A
                               to Loan Agreement

                            RATE DESIGNATION NOTICE

      CONSOLIDATED GRAPHICS, INC., Texas Commerce Bank National Association, as Agent, BankOne Texas, N.A., as Co-Agent, and certain financial institutions executed and delivered that certain Loan Agreement (as amended, supplemented and restated, the "LOAN AGREEMENT") dated as of June ____, 1997. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Loan Agreement. In accordance with the Loan Agreement, Borrower hereby notifies Agent of the exercise of an Interest Option.

A.    CURRENT BORROWINGS

      1.    Interest Options now in effect:  _____________________

      2.    Amounts:  $ _____________________

      3.    Expiration of current Interest Periods, if applicable: ____________

B.    PROPOSED ELECTION

      1.    Total Amount:  $____________________

      2.    Date Interest Option is to be effective:

      3.    Interest Option to be applicable (check one):

            [____] Base Rate

            [____] Eurodollar Rate

      4.    Interest Period:____[months] [days] (if available and if applicable)

                                    EXHIBIT B

      Borrower represents and warrants that the Interest Option and Interest Period selected above comply with all provisions of the Loan Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.

Date:________
                                    CONSOLIDATED GRAPHICS, INC.,
                                    a Texas corporation


                                    By:_____________________

                                    Name:___________________

                                    Title:__________________



                                    EXHIBIT B

                                     NOTE

                                Houston, Texas
$_______________________                                   ______________, 199_



      FOR VALUE RECEIVED, CONSOLIDATED GRAPHICS, INC. ("MAKER"), a Texas corporation, promises to pay to the order of _______________________ ("PAYEE"), at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, in immediately available funds and in lawful money of the United States of America, the principal sum of ________________________________ Dollars ($_____________)
(or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "LOAN AGREEMENT") dated as of June _____, 1997 among Maker, certain signatory banks named therein, Texas Commerce Bank National Association, as Agent, and BankOne Texas, N.A., as Co-Agent; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

      1. LOAN AGREEMENT; ADVANCES; SECURITY. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

                                    EXHIBIT C
                                to Loan Agreement

      2.    MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST.

      (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

      (b) On the Revolving Loan Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

      (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

      (d) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day (unless the result of such extension of time would be to extend the date for such payment into another calendar month or beyond the Revolving Loan Maturity Date, and in either such event such payment shall be made on the Business Day immediately preceding the day on which such payment would otherwise have been due), and such extension of time shall in such case be included in the computation of interest on this note.

      (e) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

      3. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be

                                    EXHIBIT C
                                to Loan Agreement
necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

      4. DEFAULT. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.

      5. WAIVERS BY MAKER AND OTHERS. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      6. PARAGRAPH HEADINGS. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

      7. CHOICE OF LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

      8. SUCCESSORS AND ASSIGNS. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

      9. SEVERABILITY. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

                                    EXHIBIT C
                                to Loan Agreement

      10. REVOLVING LOAN. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Revolving Loan Maturity Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Loan Agreement there is no limitation on the number of advances made hereunder. Pursuant to Article 15.10(b) of Chapter 15 ("CHAPTER 15") of Title 79, Texas Revised Civil Statutes, 1925, as amended, Maker and Payee expressly agree that Chapter 15 shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

      11. BUSINESS LOANS. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.


                                    CONSOLIDATED GRAPHICS, INC.,
                                    a Texas corporation


                                    By:_________________________

                                    Name:_______________________

                                    Title:______________________

                                    EXHIBIT C
                                to Loan Agreement

                           ASSIGNMENT AND ACCEPTANCE

                          Dated:___________________


      Reference is made to the Loan Agreement dated as of June _____, 1997 (as restated, amended, modified, supplemented and in effect from time to time, the "LOAN AGREEMENT"), among CONSOLIDATED GRAPHICS, INC., a Texas corporation (the "COMPANY"), the Lenders named therein, BankOne Texas, N.A., as Co-Agent, and Texas Commerce Bank National Association, as Agent (the "AGENT"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on SCHEDULE I hereto and made a part hereof) and the Assignee (as defined and set forth on SCHEDULE I hereto and made a part hereof) is dated as of the Effective Date (as set forth on SCHEDULE I hereto and made a part hereof).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "ASSIGNED INTEREST") in and to all the Assignor's rights and obligations under the Loan Agreement respecting those, and only those, credit facilities contained in the Loan Agreement as are set forth on SCHEDULE I (collectively, the "ASSIGNED FACILITIES," individually, an "ASSIGNED FACILITY"), in a principal amount for each Assigned Facility as set forth on SCHEDULE I.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby


                                    EXHIBIT D
                                       to
                                 Loan Agreement

(and after giving effect to any other assignments which have become effective on the Effective Date).

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in SECTION 6.2 thereof, or if later, the most recent financial statements delivered pursuant to SECTION 7.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis;
(iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire attached hereto as EXHIBIT A.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and the Company and recording by the Agent pursuant to SECTION 11.6 of the Loan Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

      5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appro priate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and

                                    EXHIBIT D
                                       to
                                 Loan Agreement
obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

      7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                                    EXHIBIT D
                                       to
                                 Loan Agreement

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE

Legal Name of Assignor:  ____________________________

Legal Name of Assignee:  _________________________________________

Effective Date of Assignment:  ________________________

                                                   Percentage Assigned of Each
                                                     Facility (to at least 8
                               Principal              decimals) (Shown as a
                              Amount (or,            percentage of aggregate
                             with respect           original principal amount
                              to Letters          [or, with respect to Letters
        Assigned            of Credit, face           Credit, face amount]
       FACILITIES          AMOUNT) ASSIGNED              OF ALL LENDERS)


Loans       :               $______________                  ______%

Letter of Credit
  participation interests   $______________                  ______%


          Total             $______________



________________________________,
      as Assignor


By:______________________________

Name:____________________________

Title:___________________________

                                    EXHIBIT D
                                       to
                                 Loan Agreement

_________________________________,
      as Assignee


By:______________________________

Name:____________________________

Title:___________________________



CONSOLIDATED GRAPHICS, INC.,
a Texas corporation


By:______________________________

Name:____________________________

Title:___________________________

                                    EXHIBIT D
                                       to
                                 Loan Agreement

Accepted:

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Agent


By: ____________________________

Name:___________________________

Title:__________________________

                                    EXHIBIT D
                                       to
                                 Loan Agreement

                            COMPLIANCE CERTIFICATE


      The undersigned hereby certifies that he is the ______________________________ of CONSOLIDATED GRAPHICS, INC., a Texas
corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower pursuant to the Loan Agreement (the "AGREEMENT") dated as of June ____, 1997, by and among the Borrower, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent, BankOne Texas, N.A., as Co-Agent, and the lenders therein named; and that a review of the Borrower and the other Obligors has been made under his supervision with a view to determining whether the Borrower and the other Obligors have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

             (a) The Borrower and the other Obligors have fulfilled, in all material respects, their respective obligations under the Agreement, the Notes and the other Loan Documents.

             (b) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

             (c) The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of Quarterly Financial Statements, to normal changes resulting from year-end adjustments).

             (d) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of SECTIONS 7.3 and
      8.12 is as follows:

             (i)   SECTION 7.3(A) -- MINIMUM NET WORTH

                   ACTUAL                  REQUIRED

                   $_________              $__________

                                   EXHIBIT E

             (ii)  SECTION 7.3(B) -- DEBT TO CAPITALIZATION RATIO

                   ACTUAL                  REQUIRED

                   ______                  0.60

             (iii) SECTION 7.3(C) -- DEBT TO PRO FORMA CONSOLIDATED EBITDA RATIO

                   ACTUAL                  REQUIRED

                   ______                  3.00

             (iv)  SECTION 7.3(D) -- FIXED CHARGE COVERAGE RATIO

                   ACTUAL                  REQUIRED

                   ______                  1.25

             (v)   SECTION 8.12 -- CAPITAL EXPENDITURES

                   ACTUAL                  MAXIMUM

                   ______                  ______

             (e) Attached hereto are calculations for the appropriate components to the ratios contemplated in SECTIONS 7.3 and 8.12 supporting the determination of said ratios as of the date of the date of this Certificate.

             (f) No material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower or any of the other Obligors has occurred since the Effective Date.


                                    EXHIBIT E

             DATED as of ____________________.




                                     [SIGNATURE OF AUTHORIZED OFFICER]

                                    EXHIBIT E

                                    EXHIBIT F
List of Principal Subsidiaries
As of March 31, 1997


        Name of Subsidiary                   State of Incorporation

1.      Precision Litho, Inc.                       Texas

2.      Chas P. Young Company                       Texas

3.      The Jarvis Press, Inc.                      Texas

4.      Consolidated Graphics Properties II,        Texas

5.      Garner Printing Company                      Iowa

6.      Emerald City Graphics, Inc.               Washington

7.      Western Lithographic Company                Texas

8.      Frederic Printing Company                  Colorado

9.      Direct Color, Inc.                        California

10.     Gulf Printing Company                       Texas

11.     Clear Visions, Inc.                         Texas

12.     Bridgetown Printing Co.                     Texas

13.     Tewell Warren Printing Company              Texas

14.     Consolidated Eagle Press, Inc.              Texas

15.     Heritage Graphics, Inc.                     Texas

Percentage of Total Consolidated          86%

Percentage of Total Consolidated      106.84%

                                 SCHEDULE 8.2

                               Permitted Liens

==========================================================================
         DEBTOR                 Secured Party                   Security
--------------------------------------------------------------------------
1 Precision Litho          Fuji Photo Film U.S.A., Inc.         Equipment
--------------------------------------------------------------------------
1 Precision Litho          Fuji Photo Film U.S.A., Inc.         Equipment
--------------------------------------------------------------------------
1 Precision Litho          U.S. Concord Inc.                    Equipment
--------------------------------------------------------------------------
1 Precision Litho          U.S. Concord Inc.                    Equipment
--------------------------------------------------------------------------
1 Precision Litho          U.S. Concord Inc.                    Equipment
--------------------------------------------------------------------------
1 Precision Litho          Cobblestone Corporation of           Equipment
                           Northern England, Inc.
--------------------------------------------------------------------------
1 Precision Litho          General Electric Capital             Equipment
                           Corporation
--------------------------------------------------------------------------
1 Precision Litho          General Electric Capital             Equipment
                           Corporation
--------------------------------------------------------------------------
1 Precision Litho          General Electric Capital             Equipment
                           Corporation
--------------------------------------------------------------------------
1 Precision Litho          TOKAI Financial Services, Inc.       Equipment
--------------------------------------------------------------------------
1 Precision Litho          Fuji Photo Film U.S.A., Inc.         Equipment
--------------------------------------------------------------------------
1 Precision Litho          Crown Credit Co.                     Equipment
--------------------------------------------------------------------------
2 Chas. P. Young           Komori America Corp.                 Equipment
  Company
--------------------------------------------------------------------------
2 Chas. P. Young           Komori America Corp.                 Equipment
  Company
--------------------------------------------------------------------------
3 Chas. P. Young           Heidelberg Harris, Inc.              Equipment
  Company
--------------------------------------------------------------------------
2 The Jarvis Press, Inc.   P. C. Leasing, a division            Equipment
                           of Phoenixcor Inc.
--------------------------------------------------------------------------
2 The Jarvis Press, Inc.   Phoenixcor, Inc.                     Equipment
--------------------------------------------------------------------------
2 The Jarvis Press, Inc.   Phoenixcor, Inc.                     Equipment
                                                            Fixture Filing
--------------------------------------------------------------------------
2 The Jarvis Press, Inc.   Phoenixcor, Inc.                     Equipment
                                                            Fixture Filing
--------------------------------------------------------------------------
2 The Jarvis Press, Inc.   Komori America Corporation           Equipment
--------------------------------------------------------------------------
2 The Jarvis Press, Inc.   Komori Leasing Incorporated          Equipment
--------------------------------------------------------------------------
==========================================================================
         DEBTOR                 Secured Party                   Security
--------------------------------------------------------------------------
2 Emerald City Graphics,   Seattle First National Bank          Equipment
  Inc.
--------------------------------------------------------------------------
4 Emerald City Graphics    Polychrome Corporation               Equipment
--------------------------------------------------------------------------
1 Direct Color Inc.        Deutsche Credit Corp.                Equipment
--------------------------------------------------------------------------
1 Direct Color Inc.        Heidelberg U.S.A., Inc.              Equipment
--------------------------------------------------------------------------
1 Direct Color Inc.        JLA Credit Corporation               Equipment
--------------------------------------------------------------------------
1 Direct Color Inc.        Jefferson Smurfit Corporation        Equipment
--------------------------------------------------------------------------
1 Bridgetown Printing      NEC Industries, Inc.                 Equipment
  Company
--------------------------------------------------------------------------
4 Bridgetown Printing      FujioPhoto Film U.S.A., Inc.         Equipment
  Company
--------------------------------------------------------------------------
4 Bridgetown Printing      Agfa Division of Bayer               Equipment
  Company                  Corporation
--------------------------------------------------------------------------
1 Eagle Press              The CIT Group/Equipment              Equipment
                           Financing, Inc.
--------------------------------------------------------------------------
1 Eagle Press              Associates Commercial Credit         Equipment
--------------------------------------------------------------------------
1 Frederic Printing        E. I. du Pont De Nemours & Co.,      Equipment
  Company                  Inc.
--------------------------------------------------------------------------
1 Frederic Printing        Vendor Funding Co., Inc.             Equipment
  Company
--------------------------------------------------------------------------
1 Frederic Printing        United Printing Equipment &          Equipment
  Company                  Supply, Inc.
--------------------------------------------------------------------------
1 Frederic Printing        Bell Industries, Inc.                Equipment
  Company
--------------------------------------------------------------------------
1 John Frederic Printing   The Colorado National Bank of        Equipment
  Co.                      Denver
--------------------------------------------------------------------------
1 John Frederic Printing   Duetsche Credit Corporation          Equipment
  Co.
--------------------------------------------------------------------------
1 John Frederic Printing   The Colorado National Bank of     All Accounts,
  Co.                      Denver                            Account
                                                             Receivable
--------------------------------------------------------------------------

==========================================================================
         DEBTOR                 Secured Party                   Security
--------------------------------------------------------------------------
1 John Frederic Printing   The Colorado National Bank of  All Inventories,
  Co.                      Denver                         Accounts,
                                                          General
                                                          Intangibles
--------------------------------------------------------------------------
1 Garner Printing Company  Fleet Credit Corp.                   Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Concord Commercial Division          Equipment
                           of Marine Midland Bus Loans, Inc.
--------------------------------------------------------------------------
1 Garner Printing Company  Scitex America Corp.                 Equipment
--------------------------------------------------------------------------
3 Garner Printing Company  Kamori America Corp.                 Equipment
--------------------------------------------------------------------------
1 Garner Publishing Co.,   West Des Moines State Bank;     Blanket Filing
  Inc.                     subordination of certain
                           equipment to American Capital
                           Resources, Inc.
--------------------------------------------------------------------------
1 Garner Publishing Co.,   Fleet Credit Corp.               All Equipment
  Inc.
--------------------------------------------------------------------------
1 Garner Publishing Co.,   Leslie.Midwestern Paper Co.     Blanket Filing
  Inc.
--------------------------------------------------------------------------
2 Garner Publishing Co.,   The CIT Group/Equipment              Equipment
  Inc.                     Finance, Inc.
--------------------------------------------------------------------------
2 Garner Publishing Co.,   The CIT Group/Equipment              Equipment
  Inc.                     Finance, Inc.
--------------------------------------------------------------------------
2 Garner Publishing Co.,   The CIT Group/Equipment              Equipment
  Inc.                     Finance, Inc.
--------------------------------------------------------------------------
2 Garner Publishing Co.,   General Electric Capital Corp.       Equipment;
                                                               All Chattel
                                                                Paper
--------------------------------------------------------------------------
2 Garner Publishing Co.,   General Electric Capital Corp.       Equipment
--------------------------------------------------------------------------
2 Garner Publishing Co.,   General.Electric Capital Corp.       Equipment;
                                                               All Chattel
                                                                Paper
--------------------------------------------------------------------------
1 Heritage Graphics, Inc.  Miles Financial Services, Inc.       Equipment
--------------------------------------------------------------------------
1 Heritage Graphics, Inc.  Minnesota Mining & Manufacturing     Equipment
--------------------------------------------------------------------------

==========================================================================
         DEBTOR                 Secured Party                   Security
--------------------------------------------------------------------------
4 Tewell Warren Printing   FujimPhoto Film U.S.A., Inc.    Equipment
  Company
--------------------------------------------------------------------------
2 Tewell Warren Printing   Komori America Corporation      Equipment
  Company
--------------------------------------------------------------------------
2 Tewell Warren Printing   Komori Leasing Incorporated     Equipment
  Company
--------------------------------------------------------------------------
4 Tewell's Printing and    Polychrome Corporation,         Equipment
  Litho                    a division os Sun Chemical
                           Corporation
--------------------------------------------------------------------------
4 Tewells Printing         Polychrome Corporation          Equipment
--------------------------------------------------------------------------
2 Consolidated Graphics    MetLife Capital, Inc.           Real Estate
  Properties I, Inc.
--------------------------------------------------------------------------
2 Consolidated Graphics    MetLife Capital, Inc.           Real Estate
  Properties I, Inc.
--------------------------------------------------------------------------
2 Tewell Warren Printing   Gerald A. Tewell Trust & Renee  Real Estate
  Company                  J. Tewell Trust
--------------------------------------------------------------------------
2 Garner Printing Company  Rodger Hintz                    Land & Building
--------------------------------------------------------------------------
2 Garner Printing Company  GMAC                            Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Peoples Trust & Savings Bank    Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Peoples Trust & Savings Bank    Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Peoples Trust & Savings Bank    Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Boatman's Bank                  Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  GMAC                            Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Homeland Bank                   Equipment
--------------------------------------------------------------------------
2 Garner Printing Company  Homeland Bank                   Equipment
--------------------------------------------------------------------------
2 Bridgetown Printing      Lanier Worldwide, Inc.          Equipment
  Company
==========================================================================

1 The Debtor is in the process of releasing these liens because the obligations giving rise to these liens have been paid.

2  Secured Indebtedness described on Schedule 8.1.

3 Equipment that has been delivered but not invoiced and to be paid with proceeds of the Loans with the corresponding lien to be released.

4 This is not a lien on equipment owned by Debtor; it is merely a protective filing by Secured Party for equipment owned by Secured Party at no charge in consideration of Debtor purchasing supplies and/or materials from Debtor.

                          CONSOLIDATED GRAPHICS, INC.
                                  SCHEDULE 8.9
                              AS OF APRIL 30, 1997

                                                         PRINCIPAL
     SUBSIDIARY                   INVESTMENT               AMOUNT     SECURITY
---------------------   ------------------------------   ---------   -----------
Consolidated Graphics   Note Receivable - Rampe Living    $452,024   Real Estate
 Properties II, Inc.                 Trust